Exhibit 5.1

FOLEY & LARDNER LLP ATTORNEYS AT LAW

777 EAST WISCONSIN AVENUE, SUITE 3800
MILWAUKEE, WISCONSIN 53202-5306
414.271.2400 TEL
414.297.4900 FAX
www.foley.com
November 22, 2005
CLIENT/MATTER NUMBER
038584-0117
Whiting Petroleum Corporation
1700 Broadway, Suite 2300
Denver, Colorado 80290-2300
Ladies and Gentlemen:
     We have acted as counsel for Whiting Petroleum Corporation, a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-4, including the Prospectus constituting a part thereof (the “Registration Statement”), to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to an offer to exchange (the “Exchange Offer”) the Company’s new 7% Senior Subordinated Notes due 2014 (the “New Notes”), which will be registered under the Securities Act, for an equal principal amount of the Company’s outstanding 7% Senior Subordinated Notes due 2014 (the “Old Notes”). The New Notes will be fully and unconditionally guaranteed (the “New Note Guarantees”) by Whiting Oil and Gas Corporation, a Delaware corporation, Whiting Programs, Inc., a Delaware corporation, and Equity Oil Company, a Colorado corporation (together, the “Guarantors”).
     The Old Notes were issued, and the New Notes will be issued, pursuant to an Indenture, dated as of October 4, 2005 (the “Indenture”), among the Company, the Guarantors and J.P. Morgan Trust Company, National Association, as Trustee (the “Trustee”).
     In connection with our opinion, we have examined: (a) the Registration Statement, including the Prospectus; (b) the Indenture; (c) the form of the New Notes; and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.
     In our examination of the above referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.
     Based upon the foregoing, assuming that the Indenture has been duly authorized, executed and delivered by, and represents the valid and binding obligation of, the Trustee, and when the Registration Statement, including any amendments thereto, shall have become effective under the Securities Act and the Indenture shall have been duly qualified under the Trust Indenture Act of 1939, as amended, and having regard for such legal considerations as we deem relevant, we are of the opinion that:

BOSTON	JACKSONVILLE	NEW YORK	SAN DIEGO/DEL MAR	TAMPA WEST
BRUSSELS	LOS ANGELES	ORLANDO	SAN FRANCISCO	TOKYO
CHICAGO	MADISON	SACRAMENTO	SILICON VALLEY	WASHINGTON, D.C.
DETROIT	MILWAUKEE	SAN DIEGO	TALLAHASSEE	PALM BEACH

Whiting Petroleum Corporation
November 22, 2005

     1. The New Notes, when duly executed and delivered by or on behalf of the Company in the form contemplated by the Indenture upon the terms set forth in the Exchange Offer and authenticated by the Trustee, will be legally issued and valid and binding obligations of the Company enforceable in accordance with their terms; and
     2. The New Note Guarantees, when the New Notes are duly executed and delivered by or on behalf of the Company in the form contemplated by the Indenture upon the terms set forth in the Exchange Offer and authenticated by the Trustee, will be legally issued and valid and binding obligations of the Guarantors enforceable in accordance with their terms; except, in each case, as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other comparable laws affecting the enforcement of creditors’ rights generally or the application of equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).
     We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus which is filed as part of the Registration Statement, and to the filing of this opinion as an exhibit to such Registration Statement. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,
/s/Foley & Lardner LLP